As filed with the Securities and Exchange Commission on February 7, 2006
                                                     Registration No.
                                                                     -----------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                         TECHNOLOGY RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

             FLORIDA                                       59-2095002
(State  or  other  jurisdiction of          (I.R.S. Employer Identification No.)
incorporation  or  organization)

                             5250 140TH AVENUE NORTH
                           CLEARWATER, FLORIDA  33760
               (Address,  including  zip  code,  of Principal Executive Offices)

                                  ------------

       TECHNOLOGY RESEARCH CORPORATION 1996 STOCK OPTION PERFORMANCE PLAN
                            (Full title of the plan)

                                  ------------

                                ROBERT S. WIGGINS
                 CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER
                         TECHNOLOGY RESEARCH CORPORATION
                             5250 140TH AVENUE NORTH
                            CLEARWATER, FLORIDA 33760
                     (Name and address of agent for service)

                                 (727) 535-0572
          (Telephone number, including area code, of agent for service)

                                  ------------

                         Copy of all communications to:
                              RANDY K. STERNS, ESQ.
                                 BUSH ROSS, P.A.
                            220 SOUTH FRANKLIN STREET
                              TAMPA, FLORIDA 33602
                                 (813) 224-9255
                                 (813) 223-9620


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                               Proposed        Proposed
                                                Maximum         Maximum         Amount of
Title of Securities to be    Amount to be   Offering Price     Aggregate(2)   Registration
      Registered             Registered(1)    Per Share(2)   Offering Price        Fee
--------------------------  --------------  ---------------  ---------------  -------------
Common stock,
..51 par value              250,000 shares      $ 7.92        $ 1,980,000      $   211.86

(1) In accordance with the provisions of Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average high and low sale price of the Company's Common Stock on the Nasdaq National Market on February 2, 2006.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Technology Research Corporation, a Florida corporation (the "Registrant"), and relates to 250,000 shares of its common stock, par value $0.51 per share (the "Common Stock"), issuable to eligible employees of the Registrant under the Technology Research Corporation 1996 Stock Option Performance Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.     PLAN INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     We have filed with the Commission and hereby incorporate by reference in this Registration Statement the following documents:

     (a) Our Annual Report on our Form 10-KSB for the year ended March 31, 2005, filed on June 29, 2005;

     (b) Our Proxy Statement for 2005 Annual Meeting of Stockholders, filed on July 8, 2005;

     (c) All other reports and information filed pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the end of the fiscal year covered by our Annual Report referred to in (a) above; and

     (d) The description of the Common Stock which is contained in our Registration Statement on Form S-1, dated November 6, 1989, File No. 33-31967, effective January 16, 1990, as filed pursuant to the Securities Act of 1933, under the caption "Description of Securities."

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant is a Florida corporation. The Registrant's Articles of Incorporation provides that, to the fullest extent permitted by Florida law, its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision in the Articles of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law.

     In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Florida law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     In addition, the Registrant's Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Florida law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Registrant's Bylaws permit, and its Board of Directors has authorized, the purchase of liability insurance for the Registrant's officers and directors.

     To grant additional assurances to the Registrant's Board of Directors, Registrant has entered into an Individual Director Indemnification Agreement with each of its directors pursuant to which the Registrant has contractually obligated itself to indemnify and advance expenses on behalf of such directors to the extent permitted under Section 607.085 of the Florida Business Corporation Act. These agreements supplement the protections offered under the Registrant's Articles of Incoporation, Bylaws, its liability insurance coverage or under Florida law and provide a contractual obligation to provide such indemnity coverage.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. The Registrant believes that its Articles of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.

4.1 The Technology Research Corporation 1996 Stock Option Performance Plan dated July 1, 1996 is hereby incorporated by reference.
5.1  Legal  Opinion  of  Bush  Ross,  P.A.  regarding  legality  of  the  Common
     Stock.
23.1 Consent  of  Bush  Ross,  P.A.,  counsel  to  the  Registrant  (included in
     Exhibit 5.1)
23.2 Consent  of  Independent  Registered Public Accounting Firm
24.1 Power  of  Attorney

ITEM  9.  UNDERTAKINGS.

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or event arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii)include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the

     Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Technology Research Corporation, a corporation organized and existing under the laws of the State of Florida, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on February 7, 2006.

                              Technology  Research  Corporation


                              By: /s/  Robert  S.  Wiggins
                                 -----------------------------------------
                                 Robert S. Wiggins, Chairman of the Board,
                                 Chief Executive Officer
                                 (Principal Executive Officer)

                              By: /s/  Barry  H.  Black
                                 --------------------------------------------
                                 Barry H. Black, Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                           Title                      Date
---------------------  ---------------------------------  ----------------

       *
---------------------  Director and Sr. VP of Government
Raymond B. Wood        Operations & Marketing             February 7, 2006
                                                          ----------------

       *
---------------------  Chairman of the Board, Chief
Robert S. Wiggins      Executive Officer                  February 7, 2006
                                                          ----------------

       *
---------------------
Gerry Chastelet        Director                           February 7, 2006
                                                          ----------------

       *
---------------------
Edmund F. Murphy, Jr.  Director                           February 7, 2006
                                                          ----------------

       *
---------------------
Martin L. Poad         Director                           February 7, 2006
                                                          ----------------

       *
---------------------
David F. Walker        Director                           February 7, 2006
                                                          ----------------

*This registration statement has been signed on behalf of the above officers and directors by Scott J. Loucks, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

EXHIBIT  INDEX

4.1     Technology Research Corporation 1996 Stock Option Performance Plan
5.1     Legal Opinion of Bush Ross, P.A.
23.1    Consent of Bush Ross, P.A., counsel to the Registrant (included in
        Exhibit 5.1)
23.2    Consent of Independent Registered Public Accounting Firm
24.1    Power of Attorney